EXHIBIT 10.10

AGREEMENT

This AGREEMENT (this “Agreement”), dated as of November 1, 2023 (the “Effective Date”), is entered into by and between The Dow Chemical Company, a Delaware corporation (“Dow”), and Union Carbide Corporation, a New York corporation and an Affiliate of Dow (“UCC”, and together with Dow, the “Parties” and each, a “Party”).

WHEREAS, reference is made to the agreements set forth on Exhibit A hereto (the “Specified Agreements”, and each a “Specified Agreement”), each entered into between Dow and Dow Hydrocarbons and Resources LLC, a Delaware limited liability company (“DHRL”).

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    DESIGNATION

The Parties hereby agree that, pursuant to each Specified Agreement, Dow will designate UCC to provide or receive services thereunder, as applicable. In accordance with such designation, UCC shall be entitled to exercise Dow’s rights as service recipient thereunder, and UCC shall satisfy Dow’s obligations as the service provider thereunder.

2.    TERM

The term of this Agreement shall commence on the Effective Date and shall automatically expire on the one (1) year anniversary of the Effective Date (the “Term”). No Party shall have any obligation under this Agreement after the expiration of the Term (other than in respect of any obligations incurred during the Term, which shall survive the expiration of the Term). Notwithstanding anything herein to the contrary, no Party shall have any obligation hereunder to extend the Term.

3.    GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

4.    NOTICES

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or, if provided below, by electronic mail (provided that no “bounceback” or notice of non-delivery is received) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 4).

a.if to Dow:

The Dow Chemical Company
Global Dow Center
2211 H. H. Dow Way
Midland, Michigan 48674
Email: [rxu10@dow.com]
Attention: [Richard Xu]

b.if to UCC:

Union Carbide Corporation
7501 State Highway 185 North
Seadrift, Texas 77983
Email: [jmiller13@dow.com]
Attention: [Jason Miller]

5.    COUNTERPARTS

This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

SPACE BELOW INTENTIONALLY BLANK – SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

THE DOW CHEMICAL COMPANY

By:	/s/ SHANDELL MASSEY
Name:	Shandell Massey
Title:	Assistant Secretary

[Signature Page to Agreement]

UNION CARBIDE CORPORATION

By:	/s/ JASON MILLER
Name:	Jason Miller
Title:	Secretary

[Signature Page to Agreement]

EXHIBIT A
SPECIFIED AGREEMENTS

1.Supplemental Agreement (Texas City, Texas), dated as of the date hereof, between Dow and DHRL.

2.Supplemental Agreement (Seadrift, Texas), dated as of the date hereof, between Dow and DHRL.

3.Supplemental Agreement (St. Charles, Louisiana), dated as of the date hereof, between Dow and DHRL.

4.Pipeline and Storage Services Agreement, dated as of the date hereof, between Dow and DHRL.

5.Lease of Cogeneration Facilities and Distribution Interest (St. Charles, Louisiana), dated as of the date hereof, between Dow and DHRL.